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                                                                   EXHIBIT 99.4

                                                                         , 1998

                    B.F. SAUL REAL ESTATE INVESTMENT TRUST

                               OFFER TO EXCHANGE
                                ALL OUTSTANDING
                     9 3/4% SENIOR SECURED NOTES DUE 2008
                                      FOR
                 9 3/4% SERIES B SENIOR SECURED NOTES DUE 2008

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

  B.F. Saul Real Estate Investment Trust (the "Trust") is offering to exchange (the "Exchange Offer") $1,000 principal amount of its 9 3/4% Series B Senior Secured Notes due 2008 (the "New Notes") for each $1,000 principal amount of the Trust's outstanding 9 3/4% Senior Secured Notes due 2008 (the "Old Notes"), upon the terms and subject to the conditions set forth in the Trust's
Prospectus dated       , 1998 (the "Prospectus") and related Letter of
Transmittal (which together constitute the "Exchange Offer"). The Trust is making the Exchange Offer pursuant to a Registration Rights Agreement dated as of March 25, 1998 executed by the Trust for the benefit of the holders of the Old Notes. The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that the New Notes have been registered under the Securities Act of 1933 and will not bear legends restricting the transfer thereof or contain certain provisions regarding an increase in interest rates.

  We are asking you to contact your clients for whom you hold Old Notes registered in your name (or in the name of your nominee) or who hold Old Notes registered in their own names. The Trust will not pay any commissions or fees to you or any other person for soliciting holders of the Old Notes pursuant to the Exchange Offer.

  PLEASE BRING THE EXCHANGE OFFER TO THE ATTENTION OF YOUR CLIENTS AS PROMPTLY
AS POSSIBLE. UNLESS EXTENDED, THE EXCHANGE OFFER WILL EXPIRE AT    P.M., NEW
YORK CITY TIME, ON      , 1998 (SUCH TIME AND DATE, AS SO EXTENDED, THE
"EXPIRATION DATE"). AFTER THE EXPIRATION DATE, THE EXCHANGE OFFER WILL NO LONGER BE EFFECTIVE.

  To tender Old Notes in the Exchange Offer, a Holder (as such term is defined in the Prospectus) must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereof guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Old Notes (unless such tender is being effected pursuant to the procedure for book-entry transfer described
below) and any other required documents, to     , the Trust's Exchange Agent,
at its address set forth in the Letter of Transmittal prior to the Expiration Date. A tender of Old Notes may be withdrawn at any time prior to the Expiration Date.

  Any financial institution that is a participant in The Depository Trust Company, the Midwest Securities Trust Company or the Philadelphia Depository Trust Company (each a "Book-Entry Transfer Facility") may make a book-entry delivery of Old Notes by causing the applicable Book-Entry Transfer Facility to transfer such Old Notes to the account maintained by the Exchange Agent at such Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. Although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at the applicable Book-Entry Transfer Facility, the Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received or confirmed by the Exchange Agent at its address set forth in the Letter of Transmittal prior to the Expiration Date. DELIVERY OF DOCUMENTS TO A BOOK-ENTRY TRANSFER FACILITY IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.
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  Any inquiries you may have with respect to the Exchange Offer should be
addressed to      , as Exchange Agent and Information Agent, at the address
and telephone number set forth in the Prospectus and the Letter of Transmittal.

  Enclosed for your information and forwarding to your clients are copies of the following documents:

  1. The Prospectus.

  2. The Letter of Transmittal.

  3. The Notice of Guaranteed Delivery to be used to accept the Exchange Offer if (i) certificates representing the Old Notes to be tendered are not immediately available, (ii) time will not permit the Letter of Transmittal, certificates representing such Old Notes or other required documents to reach the Exchange Agent prior to the Expiration Date or
     (iii) the procedure for book-entry transfer cannot be completed prior to the Expiration Date.

  4. A printed form letter which may be sent to your clients for whose account you hold Old Notes in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer.

                                          Very truly yours,

                                          B.F. SAUL REAL ESTATE INVESTMENT
                                           TRUST

                                          By:Stephen R. Halpin, Jr.
                                           Vice President and
                                           Chief Financial Officer

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 NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU
 OR ANY PERSON AS AGENT OF THE TRUST, THE EXCHANGE AGENT OR THE INFORMATION AGENT, OR AS AGENT OF ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE TRUST'S PROSPECTUS.
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